UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2011

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53960	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Share Redemption Program and Distribution Reinvestment Plan

On November 9, 2011, the board of directors (the “Board of Directors”) of Cole Credit Property Trust III, Inc. (the “Company”) approved several amendments to the share redemption program, including: (i) removing the redemption penalty on shares purchased through the Company’s Amended and Restated Distribution Reinvestment Plan (“DRIP”); (ii) eliminating the one-year holding period on shares purchased through the DRIP if a stockholder redeems all of his or her shares; (iii) automatically changing a DRIP participant’s distribution election from reinvestment to cash if a full redemption is requested (a corresponding change also was made to the DRIP); and (iv) permitting the full redemption of accounts holding 250 shares or less if a full redemption is requested and the Company is prorating redemptions, if sufficient funds are available.  The amendments will be effective December 30, 2011.  The Company’s share redemption program and DRIP, as amended, are included in the prospectus for the Company’s public offering.

Renewal of Advisory and Property Management Agreements

On November 9, 2011, the Company’s Board of Directors approved a one year renewal of the Amended and Restated Advisory Agreement (the “Advisory Agreement”) with Cole REIT Advisors III, LLC, the Company’s advisor (the “Advisor”). As a result of the renewal, the Advisory Agreement is extended through November 30, 2012, and may be renewed for an unlimited number of successive one-year periods thereafter. In addition, the Company’s Board of Directors approved a one year renewal of the Property Management and Leasing Agreement by and among the Company, Cole REIT III Operating Partnership, LP, and Cole Realty Advisors, Inc, an affiliate of the Company’s Advisor. As a result of the renewal, the Property Management and Leasing Agreement is extended through November 30, 2012, and may be renewed for an unlimited number of successive one-year periods thereafter.

Distributions

On November 9, 2011, the Company’s Board of Directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001781016 per share (which equates to approximately 6.50% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on January 1, 2012 and ending on March 31, 2012. The payment date for each of the daily distributions of the period commencing on January 1, 2012 and ending on January 31, 2012 will be in February 2012. The payment date for each of the daily distributions of the period commencing on February 1, 2012 and ending February 29, 2012 will be in March 2012. The payment date for each of the daily distributions of the period commencing on March 1, 2012 and ending on March 31, 2012 will be in April 2012.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 18, 2011	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Vice President of Accounting Principal Accounting Officer